Exhibit 99


FOR IMMEDIATE RELEASE
August 29,  2000

                                    DIGITAL
                                 TELEPORT, INC.


DIGITAL TELEPORT, INC.
8112 MARYLAND AVENUE
ST. LOUIS, MO 63105

CONTACT:
Gary W. Douglass
Senior Vice President
and Chief Financial Officer
Phone: (314) 880-1800
Fax: (314) 880-1999
gdougl@dti-usa.com
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Visit our web site at
www.dti-usa.com
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DIGITAL TELEPORT,  INC. ANNOUNCES CANCELLATION OF CERTAIN
ROUTES TO BE DELIVERED TO ADELPHIA BUSINESS SOLUTIONS

ST. LOUIS, MISSOURI, AUGUST 29, 2000 - DTI Holdings, Inc., the parent of Digital Teleport, Inc., a facilities-based telecommunications company focusing on providing access to underserved secondary and tertiary cities, today announced that Adelphia Business Solutions has exercised its right to cancel delivery of certain route segments or portions thereof included in an IRU and telecommunications services Agreement with DTI dated November 9, 1999.

These cancellations with respect to five routes or portions thereof, will result in approximately $3.8 million in reduced future cash collections under the Agreement, plus the repayment to Adelphia of approximately $1.6 million previously paid to DTI by Adelphia.

In addition to providing for certain rights to cancel delivery of route segments not delivered to them by agreed upon dates, the Agreement also provides for monthly financial penalties for late deliveries. As of July 31, 2000, DTI is late with respect to delivery of all routes and accrued penalties under the Agreement totaled approximately $2.5 million. These penalties will result in an offset to future cash receipts by DTI upon delivery of the remaining routes.

"We are naturally disappointed with Adelphia's decision to cancel delivery of certain routes which had been delayed beyond the agreed due date," said Richard
D. Weinstein, DTI's President and CEO. "However, we continue to work very closely with Adelphia representatives on a daily basis in an effort to deliver the remaining routes by a revised completion date schedule," he added.

DTI is creating an approximately 20,000-route mile fiber optic network comprised of 23 regional rings interconnecting primary, secondary and tertiary cities in 37 states. By providing high-capacity voice and data transmission services to and from secondary and tertiary cities, as well as primary markets, the Company intends to become a leading wholesale provider of regional communications transport services to interexchange carriers and other communications companies.

DTI is offering its carrier customers dedicated, virtual circuits through the exclusive use of high capacity, ring-redundant optical windows from wavelength division multiplexing equipment on the regional rings throughout the DTI network. DTI will use optical windows to offer its carrier customers a high quality, ring-redundant means to efficiently deliver their calls to a significant number of end-users along these rings.

The DTI regional rings will also offer carriers a means to aggregate, for further long haul transport, the outgoing calls of that carrier's customers along such rings to regional points of interconnection between the carrier's network and DTI's network for further transport by the carrier.

KLT Telecom Inc., an affiliate of Kansas City Power & Light, Inc., owns 50% of DTI. KLT Telecom Inc. was incorporated in March 1995 to explore niche market opportunities in wireless communications and regional telecommunication infrastructure.

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Certain  statements  in this  release are  forward-looking  statements  that are subject to material risks and uncertainties. Actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with its businesses, which include among others, competitive developments, risks associated with the Company's growth, the development of the Company's markets, regulatory risks, dependence on its major customers and their spending patterns and other risks which are discussed in the Company's filings with the Securities and Exchange Commission. Additional information of factors that may affect the business and financial results of DTI can be found in DTI's filings with the Securities and Exchange Commission.